Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-250995 on Amendment No. 3 of Form S-4 of our report dated November 27, 2020, relating to the financial statements of Butterfly Network, Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

January 25, 2021